Auditor's report on audit of financial statements of Teplarna Kromeriz, a.s.

     The 1999 financial statements of Teplarna Kromeriz, a.s., with its registered office at Kromeriz, Na Sadkach 3572, were audited due to a legal obligation to provide financial statements audited by an auditor.

     The ordinary financial statements prepared as to 31 December 1999 were subject to the audit pursuant to Section 14 Subsections 1 and 2 of the Czech National Council's Act No. 524/1992 Coll.

In our audit, we paid attention to:

-    a checkout of the balance sheet continuity;

- a checkout of linking of balances on synthetic accounts to the balance sheet and the profit and loss statement. This checkout was carried out in Microsoft Excel. After balances of synthetic accounts had been taken over and control statements had been made, no differences were found out.

- the system of accounting procedures and internal audit in 1999 with regard to methodological and technical approaches and the compliance with valid regulations, particularly with the Act 563/1991 Coll., on Accounting Procedures, and with the ruling of the Federal Ministry of Finance, reg. No. V/20-100/1992, on Account Classification and Accounting methods for Entrepreneurs, as amended;

- a survey of balances discovered in the Company's accounting as of 31 December 1999 on accounts of the Company's assets and on accounts of its liabilities and shareholders' capital;

- an evaluation of events that occurred after the financial statements date and that could have an impact on our auditor's report.

     We conducted our audit in accordance with the guidelines issued by the Chamber of Auditors of the Czech Republic, and/or with requirements of international auditing standards ensuring from the responsibility of the Company's statutory bodies for keeping complete, supportable and correct accounting records, and from the obligation to have data in the financial statements audited on a test basis and using the principles of significance. Accounting documents related to accounting records were audited on a test basis. No extraordinary survey of any assets was necessary.

     Based on the results of the applied auditing methods, we did not find out any significant errors or discrepancies with valid laws and regulations. The carried-out audit entitles us reasonably to issue this statement:

     In our opinion, the financial statements, in all their essential aspects, present fairly the assets, liabilities, equity and the financial position of Teplarna Kromeriz, a.s., as to 31 December 1999, and its economic results in the accounting period 1999 in accordance with the Act No. 563/1991 Coll., on Accounting, and with respective regulations.


                                             Signature

Bystrice pod Hostynem, June 14, 2000

On behalf of Muller - audit, spol. s.r.o., license No. KACR 140

Ing. Jiri Muller, auditor, decree No. 527, the executive of the company



                            Profit and Loss Statement
                               In its full extent
                             As to December 31, 1999
                      (in whole thousands of Czech crowns)


                                                                   1999                      1998
                                                                   ----                      ----

Income from sale of goods                                             -                        -
Costs expended on goods sold                                          -                        -
                                                                 ------                   ------
Trade margin                                                          -                        -

Performances                                                     44,215                   53,879
                                                                 ------                   ------
  Income from sale of own products and
    services                                                     44,215                   53,879

Output Consumption                                               42,153                   45,975
                                                                 ------                   ------
  Consumption of material and power                              33,836                   42,960
  Services                                                        8,317                    3,015
                                                                 ------                   ------
Value added                                                       2,062                    7,904

Personal expenses                                                 4,565                    4,997
                                                                 ------                   ------
  Wages expenses                                                  3,381                    3,692
  Expenditure on social security                                  1,184                    1,305

Taxes and payments (-)                                            1,128                       47

Deductions on intangible and tangible
  fixed assets (-)                                                1,444                    1,209
Income from sale of fixed assets and
  Materials (+)                                                       -                      130
Accounting of corrective items in
  operative yields (+)                                              129                      129

Accounting of corrective items in
  operative costs (-)                                                 -                        -
Other operative yields (+)                                           37                       47
Other operative costs (-)                                           126                      516
Operative economic result (A)                                    (5,035)                   1,441

Interest revenues (+)                                               156                      139
Interest expenses (-)                                               103                    1,290
Other financial revenues (+)                                          -                       29
Other financial expenses (-)                                        133                      145

Net result from financial activities (B)                            (80)                  (1,267)

Income taxes on normal activity                                       -                        -
    - due                                                             -                        -
    - deferred                                                        -                        -

Net result after taxes from normal activity
  (A+B =C)                                                       (5,115)                     174

Extraordinary revenues                                                -                      310
Extraordinary expenses                                                -                        -
Income tax on extraordinary activity                                  -                        -
    - due                                                             -                        -
    - deferred                                                        -                        -

Net result from extraordinary activities (D)                        310                      310

Net income (net loss) for the accounting
  Period (C + D)                                                 (5,115)                     484



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


                                  BALANCE SHEET
                               In its full extent
                             As of December 31, 1999
                      (in whole thousands of Czech crowns)


                                                                   1999                      1998
                                                                   ----                      ----

ASSETS

Total Assets                                                     44,273                    43,782
                                                                 ======                    ======

  Intangible and Tangible Assets and
    Investments                                                  28,973                    30,288
                                                                 ------                    ------
    Intangible inv. Assets                                            6                         9

    Tangible assets                                              28,967                    30,279
                                                                 ------                    ------
      Land                                                        1,321                     1,321
      Buildings, halls and constructions                         15,228                    15,932
      Separate movable items and sets of
        mov. It.                                                  4,967                     5,704
      Incomplete tangible investments                             8,742                     8,742
      Corrective item for acquired property                      (1,291)                   (1,420)

Current Assets                                                   15,269                    13,464
                                                                 ------                    ------
    Trade Receivables                                            12,313                    10,824
    Receivables from Taxes and Subsidiaries                       1,186                     1,763
    Other Receivables                                                 5                        17
    Cash                                                            162                        74
    Bank Accounts                                                 1,560                       786
    Short-Term Financial Assets                                       -                         -

Other Assets                                                         31                        30
                                                                 ------                    ------
    Temporary Accounts of Assets                                     31                        27
    Contingencies - Gain                                              -                         3

TOTAL LIABILITIES AND CAPITAL                                    44,273                    43,782
                                                                 ======                    ======

  Own capital                                                      (542)                    4,573
                                                                 ------                    ------
    Basic capital                                                17,487                    17,487
    Capital funds                                                     -                         -
    Economic result of past years                               (12,914)                  (13,398)
    Economic result of current acc. period                       (5,115)                      484

  Liabilities                                                    44,734                    39,169
                                                                 ------                    ------
  Short-term liabilities                                         41,334                    35,544
                                                                 ------                    ------
      Trade payables                                              9,153                     7,357
      Payables to employees                                          82                       241
      Social security payable                                       310                       171
      Taxes payable                                                 115                        44
      Payables to related companies
        (shareholdings less than 50%)                            31,666                    27,729
      Other payables                                                  8                         2

    Bank loans and short-term notes                               3,400                     3,625
                                                                 ------                    ------
      Long-term bank loans                                        3,400                     3,625
      Short-term bank loans                                           -                         -

  Other liabilities - temporary accounts of
    liabilities                                                      81                        40
                                                                 ------                    ------
    Contingencies - loss                                             10                        40

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
                            Teplarna Kromeriz, a.s.
                              CASH FLOW STATEMENT
                      For the year ended 31 December 1999

                                                                            1999
                                                                            ----

Cash and cash equivalents at the beginning of the accounting period        860,136.04
                                                                         ------------
Cash flow from main (operational) activity

Profit/loss from normal activity before taxes                           (5,114,812.04)
                                                                         ------------

Adjustments by non-cash transactions                                     1,431,128.76
  Depreciation of fixed assets                                           1,444,104.30
  Change in provisions, reserves and change in
    prepayments and accruals                                                39,929.13
  (Profit) loss from sale of fixed assets                                           -
  Dividends and profit revenues                                                     -
  Interest Expense                                                         (52,904.67)

Net cash flow from operational activity before taxes and
  before changes in working capital and extraordinary items             (3,683,683.28)
                                                                         ------------

Change in working capital                                                4,497,840.94

  Change in receivables from operational activities                       (936,292.56)
  Change in short-term payables from operational activities              5,434,133.50
  Change in inventories balance                                                     -

Net cash flow from operational activity before taxes
  and extraordinary items                                                  814,157.66
                                                                        ------------

Interest paid                                                               28,528.54
Interest received                                                           38,444.13
Tax on normal activity and additional tax of prior years                    (4,352.00)
Revenues and expenses related to extraordinary items                        16,140.00

Net cash flow from operational activity                                    892,918.33
                                                                         ------------

Cash flow from investment activity

  Fixed asset acquisition                                                    6,612.16
  Sale of fixed assets                                                              -
  Loans to related parties                                                          -

Net cash flow from investment activity                                       6,612.16
                                                                         ------------
Cash flow from financial activity

Change in long-term and short-term liabilities                                      -

Impact of changes in equity                                                         -
  Capital and reserve fund increase                                                 -
  Refund of equity to shareholders                                                  -
  Monetary donations and subsidies to equity and other cash
    contributions of partners and shareholders                                      -
  Settling of loss by shareholders                                                  -
  Direct payments debited to funds                                                  -
  Paid-out dividends and profit shares                                              -

Dividends and profit shares received                                                -

Net cash flow from financial activity                                               -
                                                                         ------------

Net increase/decrease in cash                                              899,530.49
                                                                         ------------

Cash and cash equivalents at the end of the accounting period            1,759,666.53
                                                                         ------------

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